Exhibit 32.1
CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

In connection with the report on Form 10-K, as amended, for the period ending December 31, 2010 (the Report), I, Walter Thomas Price III, Principal Executive Officer of Price Asset Management, Inc., the managing member of RICI® Linked – PAM Advisors Fund, LLC (the Company), certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Walter Thomas Price III
Walter Thomas Price III Principal Executive Officer Price Asset Management, Inc. Managing Member RICI® Linked – PAM Advisors Fund, LLC
August 30, 2011